As filed with the Securities and Exchange Commission on September 18, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANDORA MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3352630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(510) 451-4100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian P. McAndrews

Chief Executive Officer and President

Pandora Media, Inc.
2101 Webster Street, Suite 1650

Oakland, CA 94612

(510) 451-4100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Martin A. Wellington Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Delida A. Costin General Counsel Pandora Media, Inc. 2101 Webster Street, Suite 1650 Oakland, CA 94612 (510) 451-4100	Jeffrey D. Saper Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-191190

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value			$73,250,000	$9,991.30

(1)          The registrant previously registered an aggregate principal amount of $450,000,000 of securities on a Registration Statement on Form S-3 (Registration No. 333-191190). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-191190) is being registered.

(2)          Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)          Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $450,000,000 of securities on the Registration Statement on Form S-3 (File No. 333-191190), for which payment of the registration fee was deferred pursuant to Rule 456(b) under the Securities Act and will be paid with the related final prospectus for the offering to be filed pursuant to Rule 424(b) under the Securities Act.

EXPLANATORY NOTE AND INFORMATION INCORPORATED BY REFERENCE

This Registration Statement is being filed by Pandora Media, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-191190), which was effective automatically upon filing with the Securities and Exchange Commission (“SEC”) on September 16, 2013 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

This Registration Statement is being filed with respect to the registration of an additional $73,250,000 aggregate maximum principal amount of the Company’s common stock, par value $0.0001 per share, which is described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on September 18, 2013.

PANDORA MEDIA, INC.

By:	/s/ Delida Costin
	Name:	Delida Costin
	Title:	Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	*	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	September 18, 2013
Brian P. McAndrews

	*	Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2013
Michael S. Herring

	*	Director	September 18, 2013
Peter Chernin

	*	Director	September 18, 2013
James M. P. Feuille

	*	Director	September 18, 2013
Peter Gotcher

	*	Director	September 18, 2013
Robert Kavner

	*	Director	September 18, 2013
Elizabeth A. Nelson

	*	Director	September 18, 2013
David Sze

	*	Director	September 18, 2013
Tim Westergren

*By:	/s/ Delida Costin
Delida Costin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-191190))